                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 23, 2001



                                SEMX CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-10938

                    Delaware                       13-3584740
        (State of other jurisdiction            (I.R.S. Employer
       of incorporation or organization)       Identification No.)


                       1 LABRIOLA COURT, ARMONK, NY 10504
          (Address of principal executive offices, including zip code)

                                 (914) 273-5500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. Other Information.

Attached to this report is a copy of the slides which Gilbert D. Raker, Chairman of SEMX Corporation, will present before the American Electronics Association, Atlantic Coast Investment Conference in Washington D.C. on Monday April 2, 2001. Pursuant to the Securities and Exchange Commissions Regulation F.D., the Company is filing this information with the Commission to publicly disseminate the attached information.

The attached information filed herewith as Exhibit 99 may contain forward-looking information. Portions of this presentation that are not historical in nature may be forward-looking statements. These forward-looking statements speak only as of the date of this presentation and the Company expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein. The Company's actual performance may differ materially from that contemplated by the forward-looking statements as a result of a variety of factors that include, but are not limited to, the general economic or business climate, business conditions of the microelectronic and semiconductor markets, the extent and timing of acceptance of fiber optic products by customers, the volatility of stock markets and the economic volatility of geographic markets, such as Asia.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                SEMX CORPORATION

              Date: March 23, 2001     By: /s/ Gilbert D. Raker
                                           --------------------
                                           Name:  Gilbert D. Raker
                                           Title: Chairman of the Board
                                                  and Chief Executive Officer


              Date: March 23, 2001     By: /s/ Michael R. Best
                                           -------------------
                                           Name:  Michael R. Best
                                           Title: Chief Financial Officer